UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                            FORM 8-K/A

                          Amendment No. 2

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  March 11, 1997

                INTERMAGNETICS GENERAL CORPORATION
      (Exact name of registrant as specified in its charter)

                  Commission File Number 1-11344


New York                                14-1537454
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

450 Old Niskayuna Road
Latham, New York                          12110
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (518) 782-1122

Item  7(a) - Financial Statements of Business Acquired (Medical Advances, Inc.)

     Audited financial statements as of December 31, 1996 together with auditor's report.

                      MEDICAL ADVANCES, INC.





             REPORT ON AUDIT OF FINANCIAL STATEMENTS






                    YEAR ENDED DECEMBER 31, 1996




                      BONFIELD & COMPANY, S.C.

                        BONFIELD & COMPANY,
                               S.C.
                     CERTIFIED PUBLIC ACCOUNTS
                                                              740 N. Plankinton
                                                     Milwaukee, Wisconsin 53203


                  REPORT OF INDEPENDENT AUDITORS

Board of Directors
Medical Advances, Inc.
Milwaukee, Wisconsin

     We have audited the accompanying balance sheet of Medical Advances, Inc. (an S Corporation) as of December 31, 1996 and 1995, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Advances, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                   /s/ Bonfield & Company, S.C.
                                   Certified Public Accountants

January 30, 1997
Milwaukee, Wisconsin

                      MEDICAL ADVANCES, INC.
                           BALANCE SHEET
                    December 31, 1996 and 1995

                    ASSETS                            1996                     1995
                    ------                            ----                     ----
CURRENT ASSETS:
 Cash and cash equivalents                       $ 1,253,811             $    599,571
 Short-term investment - Note B                      100,000
 Accounts receivable, less allowance for
  losses in collection of $40,000 in               1,243,239                1,048,061
  both years
 Inventories:
    Finished goods                                   386,366                  294,777
    Work in progress                                 128,996                   93,427
     Purchased parts                                 219,515                  273,852
                                                  ----------              -----------
                                                     734,877                  662,056
  Prepaid expenses and other current assets           83,867                   69,269
                                                  ----------              -----------


               TOTAL CURRENT ASSETS                3,415,794                2,378,957

                  EQUIPMENT:
                 Shop equipment                      156,410                  162,777

  Research and development equipment                 455,881                  470,729
  Office furniture and equipment                     488,294                  462,224
  Transportation equipment                            19,619                   16,585
                                                  ----------              -----------
                                                   1,120,204                1,112,315
Less accumulated depreciation                        816,951                  800,052
                                                  ----------              -----------
                                                     303,253                  312,263
OTHER ASSETS:
    Patent and license agreements, less
       accumulated amortization of $43,393
       in 1996 and $35,534 in 1995                    17,974                   21,866
    Split dollar insurance premiums due from                                   22,784
       officer                                    ----------              -----------

                                                      17,974                   44,650
                                                  ----------              -----------
                                                 $ 3,737,021              $ 2,735,870
                                                  ==========              ===========


                SEE NOTES TO FINANCIAL STATEMENTS.

     LIABILITIES AND STOCKHOLDERS' EQUITY            1996                     1995
     ------------------------------------            ----                     ----
CURRENT LIABILITIES:
   Accounts payable                            $    221,655             $    151,677
   Accrued expenses                                 482,645                  448,753
   Dividend payable - Note H                        389,683
   Upgrade and warranty accrual                      60,000                   30,000
   Payments due within one year on long-term
   debt - Note C                                                             118,889
                                                -----------               ----------


          TOTAL CURRENT LIABILITIES               1,153,983                  749,319

             STOCKHOLDERS' EQUITY:
     Common stock, $.01 par value, 2,000,000
     shares authorized, 100,004 shares issued         1,000                    1,000

 Additional paid-in capital                         336,316                  336,316
  Retained earnings                               2,451,500                1,855,013
  Treasury stock - 7,662 shares at cost            (205,778)                (205,778)
                                                -----------               ----------
                                                  2,583,038                1,986,551
COMMITMENTS - Note E




                                                -----------               ----------
                                                $ 3,737,021              $ 2,735,870
                                                ===========               ==========

                      MEDICAL ADVANCES, INC.
            STATEMENT OF EARNINGS AND RETAINED EARNINGS
              Years ended December 31, 1996 and 1995

                                                     1996                     1995
                                                     ----                     ----
REVENUES:
   Net sales                                     $ 7,604,071              $ 5,829,014
   Other Income                                       29,077                   31,895
                                                 -----------              -----------
                                                   7,633,148                5,860,909

COSTS AND EXPENSES:
   Cost of sales                                   2,392,965                1,886,108
   Research, engineering and development           1,204,702                1,431,416
     expenses
   Selling, general and administrative             2,198,864                1,612,216
     expenses
   Interest expenses                                     912                   26,730
                                                 -----------              -----------
                                                   5,797,443                4,956,470
                                                 -----------              -----------

                         NET EARNINGS              1,835,705                  904,439

              RETAINED EARNINGS:
                Beginning of year                  1,855,013                  996,745

   Less dividends paid and payable                (1,239,218)                 (46,171)
                                                 -----------              -----------
   End of year                                   $ 2,451,500              $ 1,855,013
                                                 ===========              ===========


                SEE NOTES TO FINANCIAL STATEMENTS.

                      MEDICAL ADVANCES, INC.
                      STATEMENT OF CASH FLOWS
              Years ended December 31, 1996 and 1995

                                                        1996                     1995
                                                        ----                     ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                     $ 1,835,705             $    904,439
  Adjustments to reconcile net earnings to net
     cash rovided by operating activities:
        Depreciation and amortization                  166,386                  177,637
        Loss (gain) on sale of assets                    7,730                   (6,468)
        Change in allowance for losses in                                       (10,000)
          collection
        Change in accounts receivable                 (195,178)                (135,712)
        Change in inventories                          (72,821)                  40,373
        Change in other current assets                 (14,598)                 (21,552)
        Change in accounts payable                      69,978                   (7,348)
        Change in other accrued expenses                33,892                   78,010
        Change in upgrade and warranty accrual          30,000                  (30,000)
                                                    ----------               ----------

     NET CASH PROVIDED BY OPERATING ACTIVITIES       1,861,094                  989,379

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of short-term investment                 (100,000)
    Purchases of equipment                            (159,947)                (126,339)
    Payments to acquire patents                         (3,967)                  (1,614)
    Proceeds from sale of assets                         2,700                   11,334
    Other                                               22,784
                                                    ----------               ----------
     NET CASH USED BY INVESTING ACTIVITIES            (238,430)                (116,619)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on notes payable to bank                  (118,889)                (196,350)

   Payment on note issued to purchase treasury                                  (90,000)
     stock
   Payments on notes payable to officers                                        (20,000)
   Dividends paid                                     (849,535)                 (46,171)
                                                    ----------               ----------

     NET CASH USED BY FINANCING ACTIVITIES            (968,424)                (352,521)
                                                    ----------               ----------
     NET INCREASE IN CASH                              654,240                  520,239

CASH AND CASH EQUIVALENTS:
   Beginning of year                                   599,571                   79,332
                                                    ----------               ----------

   End of year                                     $ 1,253,811               $  599,571
                                                    ==========               ==========

                  See notes to financial statements.

                      MEDICAL ADVANCES, INC.
                   NOTES TO FINANCIAL STATEMENTS
              Years ended December 31, 1996 and 1995

Note A - Description of Company and summary of significant accounting policies:

       Description of Company:
         The Company manufactures and sells products that enhance the images produced by magnetic resonance equipment. Its sales are to medical care providers located throughout North and South America, Asia and Western Europe.

       Use of estimates:
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and notes to financial statements. Actual results could differ from those estimates.

       Cash and cash equivalents:
         The Company treats all investments in highly liquid debt instruments purchased with a maturity of three months or less as cash equivalents on the Company's balance sheet.
               The Company maintains its cash in bank deposit accounts.
               The balances fluctuate greatly during the year and can exceed the federally insured limit of $100,000. Cash balances at December 31, 1996 exceeded the federally insured limit by approximately $1,060,000.

       Inventories:
         Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes material, labor and manufacturing overhead.

       Depreciation:
         Equipment is stated at cost and depreciated over its estimated useful life using accelerated methods of depreciation.

       Amortization:
          Patent and license agreements are amortized over their estimated useful lives (five years) under the straight-line method.

       Taxes on income:
          The Company elected S corporation status effective January 1,
               1993. Retained earnings at the date of the S election was $938,124. Taxable income of an S corporation is allocated to its shareholders who are personally liable for their share of income taxes.

Note B - Short term investment:

          In December, 1996, the Company purchased a $100,000 corporate bond that is classified as a security available for sale. The bond is carried at cost, which approximates fair market value plus accrued interest.

Note C - Long term debt:

          Long term debt at December 31, 1995 consisted of a $118,889 note payable to bank that was repaid in 1996. The Company also has an unused $400,000 bank line of credit available at December 31, 1996. Substantially all of the Company's assets are pledged to support the line of credit.

Note D - Profit-sharing plan:

          The Company maintains a 401(k) profit-sharing plan that covers substantially all employees. Company matching or voluntary contributions are at the discretion of the Board of Directors. Costs and expenses include matching contributions of $39,880 in 1996 and $34,570 in 1995 and a voluntary contribution of $36,049 in 1996 and $35,826 in 1995.

Note E - Lease commitments, stock agreement:

          The Company rents its facilities under a lease that expires
               August 31, 1997. Costs and expenses include rent of $105,007 in 1996 and $101,695 in 1995. Future minimum rent payments due under the lease are approximately $68,000 through August, 1997.

          The Company has a right of refusal to purchase shares of stock offered for sale by its stockholders. The Company may also be required to purchase the stock of its stockholders upon their death at fair value payable over three years.

Note F - Supplemental cash flow information:

          Cash paid for interest expense was $912 in 1996 and $28,730 in 1995.

Note G - Major customer:

          One customer accounted for 18% of 1996 sales and 24% of 1995 sales. Accounts receivable from this customer totaled $276,882 at December 31, 1996 and $301,984 at December 31,
               1995. Two other customers accounted for 12% and 10% of 1996 sales. Accounts receivable from these customers totaled $315,299 and $120,745 at December 31, 1996.

Note H - Dividends payable:

          The Company's Board of Directors approved a dividend payment in December, 1996 of $389,883 which was paid in January, 1997.

Item 7(b).    Pro Forma Financial Information.

     Pro Forma Combined Condensed Balance Sheet of Intermagnetics General Corporation ("IGC") and Medical Advances, Inc. ("MAI") as of November 24, 1996 and Pro Forma Combined Condensed Summary of Operations for IGC and MAI for the six months ended November 24, 1996 and the twelve months ended May 26, 1996.


                               INTRODUCTION

     On March 11, 1997, Intermagnetics General Corporation ("Intermagnetics") acquired Medical Advances, Inc. ("MAI"), a Wisconsin corporation, pursuant to an Agreement and Plan of Reorganization and Merger, dated March 11, 1997 (the "Agreement"), among Intermagnetics, Intermagnetics Merger Sub, Inc., a wholly-owned subsidiary of Intermagnetics ("Merger Sub"), MAI, and the 19 stockholders of MAI named therein (the "Stockholders"). Pursuant to the Agreement, MAI was acquired by merger (the "Merger") of MAI into Merger Sub. In the Merger, all of the 92,342 shares of the outstanding common stock of MAI were exchanged for the Merger consideration, described below.

     The Merger consideration was arrived at by arm's length negotiation and consisted on an aggregate basis of approximately $4.5 million in cash, 652,168 shares of the common stock, par value $0.10 per share, of Intermagnetics (the "Intermagnetics Common Stock") and certain additional contingent rights ("Rights"), described below. The total value of the Merger consideration received by the Stockholders, exclusive of the Rights, was approximately $11.735 million. Each Stockholder received for each MAI share held by it approximately $48.73 in cash and approximately seven shares of Intermagnetics Common Stock.

     Pursuant to the rights, the Stockholders are entitled to receive up to a maximum aggregate 97,826.09 additional shares (the "Adjustment Shares") of Intermagnetics Common Stock if the average closing price of the Intermagnetics Common Stock (the "Adjusted Closing Price"), as reported on the American Stock Exchange for the period beginning on the first trading day after the Company issues a release on its revenues and earnings for its 1997 fiscal year and ending ninety calendar days later, is less than $11.50. The Adjustment Shares shall be calculated as that number of shares equal to (a) $7,500,000 divided by the greater of (i) $10.00 per share or
(ii) the Adjusted Closing Price, minus (b) $7,500,000 divided by $11.50 per share.

     Prior to the Merger, MAI was engaged in the business of manufacturing and distributing accessories used in Magnetic Resonance Imaging devices. All plant and equipment assets acquired in the Merger will continue to be used primarily as they were prior to the Merger .

         Intermagnetics General Corporation and Medical Advances, Inc.
                  Pro Forma Combined Condensed Balance Sheet
                               November 24, 1996
                (Dollars in Thousands except per share amounts)
                                  (UNAUDITED)

The following unaudited Pro Forma Combined Condensed Balance Sheet, as of November 24,1996, gives effect to the acquisition by Intermagnetics General Corporation (IGC) of Medical Advances, Inc. (MAI), which was consummated on March 11, 1997. The Pro Forma Condensed Balance Sheet should be read in conjunction with the related Pro Forma Condensed Summary of Operations and the notes to the Pro Forma Combined Condensed Financial Statements appearing elsewhere herein.

                                                                                           Pro Forma             IGC - MAI
                                                   Historical                             Adjustments            Pro Forma
                                            IGC                  MAI                        Note 1               Combined
                                            ---                  ---                        ------               --------
ASSETS                                                                             IGC              MAI
                                                                                   ---              ---
Current Assets
  Cash and short-term investments          $ 15,084            $ 1,126             $(4,568)          $ 0           $ 11,642
  Trade accounts receivable                  20,084              1,213                   0             0             21,297
  Unbilled revenue                            3,345                  0                   0             0              3,345
  Inventories                                25,157                758                   0             0             25,915
  Prepaid expenses & other current            1,804                 78                   0             0              1,882
   assets                                 ---------           --------            --------       -------          ---------
                                             65,474              3,175              (4,568)            0             64,081
Buildings                                    15,403                                      0             0             15,403
Machinery & equipment                        33,607              1,113                   0             0             34,720
Other property, plants & equipment            5,305                  0                   0             0              5,305
                                           ---------           --------            --------       -------          ---------
                                             54,315              1,113                   0             0             55,428
Less allowance for depreciation             (26,946)              (820)                  0             0            (27,756)
                                           ---------           --------            --------       -------          ---------
Property, plant & equipment (net)            27,369                303                   0             0             27,672
Investments                                   7,796                  0               2,435        (2,435)             7,796
Other Assets                                  7,825                 30               9,633             0             17,488
                                           ---------           --------            --------       -------          ---------
                                          $ 108,464            $ 3,508             $ 7,500        (2,435)         $ 117,037
                                           =========           ========            ========       =======          =========

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities

  Current portion of long-term debt        $ 2,400                 $ 0                $  0           $ 0            $ 2,400
  Accounts payable                           4,074                 163                   0             0              4,237
  Salaries, wages and related                2,610                 639                   0             0              3,249
   expenses
  Customer advances                            471                   0                   0             0                471
  Other liabilities and accrued              2,788                 271                   0             0              3,059
   expenses                                ---------           --------            --------       -------          ---------
                                            12,343               1,073                   0             0             13,416
Long-Term Debt                              29,275                   0                   0             0             29,275
Deferred Income Taxes                          564                   0                   0             0                564
Shareholders' Equity
  Other equity                              (3,187)              2,099               5,322        (2,099)             2,135
  Additional paid-in capital                69,469                 336               2,178          (336)            71,647
                                           ---------           --------            --------       -------          ---------
                                            66,282               2,435               7,500        (2,435)            73,782
                                           ---------           --------            --------       -------          ---------
                                         $ 108,464             $ 3,508             $ 7,500      $ (2,435)         $ 117,037
                                           =========           ========            ========       =======          =========

         Intermagnetics General Corporation and Medical Advances, Inc.
                Pro Forma Combined Condensed Summary of Operations
                      Six Months Ended November 24, 1996
                (Dollars in Thousands except per share amounts)
                                  (UNAUDITED)

The following unaudited Pro Forma Combined Condensed Summary of Operations as of November 24,1996, gives effect to the acquisition by Intermagnetics General Corporation (IGC) of Medical Advances, Inc., (MAI), using the purchase method of accounting as if the acquisition had taken place at the beginning of IGC's current fiscal year. The Pro Forma Combined Condensed Summary of Operations should be read in conjunction with the related Pro Forma Combined Condensed Balance Sheet and the notes to the Pro Forma Combined Condensed Financial Statements appearing elsewhere herein.

                                                                           Pro Forma       IGC - MAI
                                                 Historical               Adjustments      Pro Forma
                                          IGC                  MAI          (Note 2)       Combined
                                          ---                  ---           ------        --------
Net Sales                                $ 44,630            $ 4,035            $ 0        $ 48,665
Other Revenue                               1,573                 10           (125)          1,458
                                       -----------          ---------      ----------    -----------
                                           46,203              4,045           (125)         50,123
Costs and expenses:
 Costs of products sold                    31,109              1,203            336          32,648
 Product research and                       3,196                538                          3,734
   development
 Marketing, general and                     7,968              1,177                          9,145
   administrative
 Interest and other expense                 1,070                  2                          1,072
 Equity in net income of
   unconsolidated affiliate                   (77)                 0              0             (77)
                                       -----------          ---------      ----------    -----------
                                           43,266              2,920            336          46,522
Income before income taxes                  2,937              1,125           (461)          3,601
Provision for income taxes                  1,057                  0           (360)          1,417
                                       -----------          ---------      ----------    -----------
NET INCOME                              $   1,880          $   1,125     $     (821)     $    2,184
                                       -----------          ---------      ----------    -----------
NET INCOME  PER SHARE                   $    0.15                                        $     0.17
                                       ===========                                       ===========
(Primary and Fully diluted)
Weighted average shares outstanding
during period
(Primary and Fully Diluted)            12,331,267                                        12,331,267

Shares issued in acquisition                    0                           652,168         652,168
                                       -----------                         ----------    -----------
Pro Forma Weighted average shares
outstanding during period              12,331,267                           652,168      12,983,435
(Primary and Fully Diluted)
                                       ===========                         ==========    ===========

         Intermagnetics General Corporation and Medical Advances, Inc.
                Pro Forma Combined Condensed Summary of Operations
                      Twelve Months Ended May 26, 1996
                (Dollars in Thousands except per share amounts)
                                  (UNAUDITED)

The following unaudited Pro Forma Combined Condensed Summary of Operations as of May 26, 1996 gives effect to the acquisition by Intermagnetics General Corporation (IGC) of Medical Advances, Inc. (MAI), using the purchase method of accounting as if the acquisition had taken place at the beginning of IGC's 1996 fiscal year. The Pro Forma Combined Condensed Summary of Operations should be read in conjunction with the related Pro Forma Combined Condensed Balance Sheet and the notes to the Pro Forma Combined Condensed Financial Statements appearing elsewhere herein.

                                                                                    Pro Forma          IGC - MAI Pro
                                                       Historical                  Adjustments            Forma
                                               IGC                    MAI            (Note 3)            Combined
                                               ---                    ---             ------             --------


Net Sales                                     $  88,467              $  5,998       $       0           $  94,465
Other Revenue                                     4,138                    17            (250)              3,905

Realized gain on the sale of available
for sale
  securities                                      1,414                     0               0               1,414
                                             -----------            ----------     -----------         -----------
                                                 94,019                 6,015            (250)             99,784
Costs and expenses:
 Costs of products sold                          66,188                 1,953             672              68,813
 Product research and development                 5,075                 1,392                               6,467
 Marketing, general and administrative           12,502                 1,769                              14,271
 Interest and other expense                       2,624                   (14)                              2,610
 Equity in net loss of unconsolidated               748                     0               0                 748
 affiliate                                   -----------            ----------     -----------         -----------

                                                 87,137                 5,100             672              92,909
Income before income taxes                        6,882                   915            (922)              6,875
Provision for income taxes                        2,455                     0             237               2,692
                                             -----------            ----------     -----------         -----------
NET INCOME                                    $   4,427             $     915      $   (1,159)          $   4,183
                                             ===========            ==========     ===========         ===========
NET INCOME PER SHARE                          $    0.36                                                 $    0.32
(Primary and Fully diluted)
Weighted average shares outstanding
 during period
(Primary and Fully Diluted)                  12,322,047                                     0          12,322,047
Shares issued in acquisition                          0                               652,168             652,168
Pro Forma Weighted average shares
outstanding during period
(Primary and Fully Diluted)                  12,322,047                               652,168          12,974,215
                                             ===========                           ===========         ===========

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

NOTE 1

The Pro Forma Combined Condensed Balance Sheet includes adjustments as of the closing date to reflect the acquisition of MAI using the purchase method of accounting. The Pro Forma adjustments reflected in the Balance Sheet are as follows:

CONSIDERATION FOR MAI
Cash                                                         $  4,500
Common Stock                                                       16
Paid in Capital                                                 2,178
Treasury Stock                                                  5,306
Related Expense                                                    65
                                                             --------
Total Consideration                                          $ 12,068
MAI Equity                                                      2,435
                                                             --------
Purchased Technology                                         $  9,633
                                                             ========

NOTE 2

In connection with the Pro Forma Combined Condensed Summary of Operations for period ended November 24, 1996, the following pro forma adjustments relating to the acquisition of MAI were made using the purchase consideration described elsewhere:

Decrease in Interest Income resulting from cash used in the transaction.                 $       125

Amortization of excess purchase price over net assets acquired                                   336

Decrease in income tax relating                                             $    (45)
to reduced Interest Income.

Increase in income tax as MAI                                                    405             360
was a S Corporation.
                                                                             --------    -----------
Decrease in net income                                                                   $       821
                                                                                         ===========

NOTE 3

In connection with the Pro Forma Combined Condensed Summary of Operations for period ended May 26, 1996, the following pro forma adjustments relating to the acquisition of MAI were made based on the purchase consideration described elsewhere:

Decrease in interest income resulting                                                    $       250
from cash used in the transaction.
Amortization of excess purchase price
over net assets acquired                                                                         672
Decrease in income tax relating to
reduced interest income.                                                     $   (90)
Increase in income tax as MAI was a S                                            327             237
Corporation.
                                                                             --------    -----------
Decrease in net income                                                                   $     1,159
                                                                                         ===========

SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            INTERMAGNETICS GENERAL CORPORATION


Date: October 23, 1997      By:   /S/  MICHAEL C. ZIEGLER
                              Senior Vice President and Chief Financial Officer